CONSULTING AGREEMENT


     THIS IS A CONSULTING AGREEMENT ("Agreement") dated April 1, 2000, between Crown Cork & Seal Company, Inc., a Pennsylvania corporation, ("Company") and Michael J. McKenna ("Consultant").

                                   BACKGROUND

     WHEREAS, the Consultant has been a long-time executive of the Company and has retired;

     WHEREAS, the Consultant has special knowledge, expertise and experience concerning the business and operations of the Company; and

     WHEREAS, the Company desires to have continuing access to the Consultant's knowledge, expertise and experience, and the Consultant is willing to provide the same to the Company.

                                      TERMS

     In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Company and the Consultant agree as follows:

     1. Consulting Services. The Consultant is hereby engaged to consult with and provide the Company advice on any issue pertaining to the business or operations of the Company, its subsidiaries, divisions or affiliates, as may be requested from time to time by the Chief Executive Officer, President or any Executive Vice-President of the Company (the "Consulting Services"); provided that the Consultant will not be required to devote more than 416 hours per year in the performance of the Consulting Services. If the hours worked are in excess of the Agreement, the fee will be adjusted accordingly. The Consultant will devote his best efforts and skills in rendering the Consulting Services.

     2. Term of the Agreement. The term of this Agreement shall be from April 1, 2000 to March 31, 2002 ("Agreement Period"). Either party may terminate this Agreement immediately upon written notice if the other party hereto is in breach of any material term or condition of this Agreement and such breach has not been cured within 30 days following written notice of such breach.

     Notwithstanding the cure period provided in the preceding paragraph, the Company may terminate this Agreement immediately upon the gross negligence or willful misconduct of the Consultant in the performance of the Consulting Services.

     This Agreement shall terminate automatically upon the death or "disability" of the Consultant. For purposes of this Agreement, "disability" shall be defined as the inability of the Consultant due to a physical or mental health condition to provide the Consulting Services for a period of 90 consecutive days.

     3. Compensation and Expenses. As compensation for the Consulting Services, the Company will pay the Consultant an aggregate fee of $250,000, payable in two equal installments. The first installment will be paid upon the signing of this Agreement and the second installment will be paid on the first anniversary of this Agreement provided that this Agreement has not been terminated prior to such anniversary date.

     The Consultant will retain and maintain his current Company automobile under the existing Corporate Automobile Policy for the duration of this Agreement.

     The Company shall also reimburse the Consultant for all reasonable and necessary expenses incurred by the Consultant in connection with performance of the Consulting Services. To obtain reimbursement, the Consultant must first submit to the Company invoices, receipts or other appropriate documentation of the expenses in accordance with the Company's reimbursement policy. Payment of such expenses shall be made by the Company within thirty (30) days of receipt of such documentation.

     All payments made by the Company to the Consultant under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax and other deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     4. Confidential Information. Except as required in the performance of the Consulting Services, the Consultant shall not, during or after the Agreement Period, use for himself or others, or disclose to others, any confidential information including without limitation, trade secrets, data, know-how, design, developmental or experimental work, Company relationships, computer programs, proprietary information bases and systems, data bases, customer lists, business plans, financial information of or about the Company or any of its affiliates, customers or clients, unless authorized in writing to do so by the Company, but excluding any information generally available to the public. The Consultant understands that this undertaking applies to the information of either a technical or commercial or other nature and that any information not made available to the general public is to be considered confidential.

     5. Return of Documents and Property. Upon the termination of this Agreement, or at any time upon the request of the Company, the Consultant (or his heirs or personal representative) shall deliver to the Company (a) all documents and materials containing confidential information relating to the business or affairs of the Company or any of its affiliates, customers or clients and (b) all other documents, materials and other property belonging to the Company or its affiliates, customers or clients that are in the possession or under the control of the Consultant.

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

     6. Noncompetition. By and in consideration of the compensation to be paid by the Company hereunder, the Consultant agrees that during the Agreement Period, the Consultant shall not directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any manner with, including without limitation as a consultant, any business which at any relevant time during said period directly or indirectly competes with the Company or any of its affiliates in any country in which the Company does business. Notwithstanding the foregoing, the Consultant shall not be prohibited during the non-competition period described above from being a passive investor where he owns not more than five percent (5%) of the outstanding capital stock of any publicly-held company. The Consultant further agrees that during said period, the Consultant shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company or any of its affiliates to terminate employment or hire any employee of the Company or any of its affiliates.

     7. Enforcement: The Consultant acknowledges that (i) the Consultant's work for the Company will give him access to the confidential affairs and proprietary information of the Company; (ii) the covenants and agreements of the Consultant contained in Sections 4, 5 and 6 are essential to the business and goodwill of the Company; and (iii) the Company would not have entered into this Agreement but for the covenants and agreements set forth in Sections 4, 5 and 6. The Consultant further acknowledges that in the event of his breach or threat of breach of Sections 4, 5 or 6 of this Agreement, the Company, in addition to any other legal remedies which may be available to it, shall be entitled to appropriate injunctive relief and/or specific performance in order to enforce or prevent any violations of such provisions, and the Consultant and the Company hereby confer jurisdiction to enforce such provisions upon the courts of any jurisdiction within the geographical scope of such provisions.

     8. Independent Contractor. In providing Consulting Services under this Agreement, it is mutually understood and agreed that the Consultant is acting and performing as an independent contractor and not an employee or agent of the Company. The Consultant shall not make any representations to being an employee or agent of the Company and shall pay all federal, state and local taxes which shall be become due on any money paid to the Consultant by the Company under the terms of this Agreement. Consultant hereby acknowledges and agrees that he is not entitled to participate in or receive coverage under any benefit plan of the Company with respect to the performance of the Consulting Services under this Agreement.

     9. Personal Performance of Work and Nonassignability. The services provided under this Agreement shall all be provided personally by the Consultant. The Consultant may not assign any rights or performance obligations under this Agreement to any other party. Any attempt to make such an assignment will be void.

     10. Compliance with Applicable Law. In providing services under this Agreement, the Consultant shall comply with all applicable federal, state and local laws and regulations.

     11. Notices. All notices given pursuant to this Agreement shall be in writing and shall be directed as follows (or to such other address as a party shall designate by notice hereunder):

For the Consultant:                              For the Company:

Michael J. McKenna                               Chief Executive Officer
The Regency Island Dunes                         Crown Cork & Seal Company, Inc.
8650 S. Ocean Dr.  Unit #701                     One Crown Way
Jensen Beach, FL  34957                          Philadelphia, PA  19154


     12. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company and the Consultant and their respective heirs, executor, personal representatives, successors and permitted assigns.

     13. Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof. The failure of either party at any time to require performance of any provision of this Agreement shall not affect such party's right at a later time to enforce such provision. No consent or waiver by either party to any default or to any breach of a condition or term in this Agreement shall be deemed or construed to be a consent or waiver to any other breach or default.

     14. Survival. Anything contained in this Agreement to the contrary notwithstanding, the provisions of Sections 4, 5, 6 and 7, and the other provisions of this Agreement (to the extent necessary to effectuate the survival of Sections 4, 5, 6 and 7), shall survive termination of this Agreement.

     15. Entire Agreement. This Agreement contains the entire agreement between the parties relative to its subject matter, superseding all prior agreements or understandings of the parties relating thereto. This Agreement may be amended, modified or superseded only by a written instrument executed by both of the parties hereto.

     16. Invalidity. The fact that any portion of this Agreement shall be found invalid or unenforceable shall not effect the validity or enforceability of the remainder of this Agreement. If any clause or provision hereof is determined by any court of competent jurisdiction to be unenforceable because of its scope or duration, the parties expressly agree that such court shall have the power to reduce the duration and/or restrict the scope of such clause or provision to the extent necessary to permit enforcement of such clause or provision in reduced or restricted form.

     17. Governing Law. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania without reference to principles of conflict of laws.

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

     18. Execution. This Agreement may be executed in counterparts and will be valid even though the signatures of all parties do not appear on the same page.

                                           CROWN CORK & SEAL COMPANY, INC.


                                           /s/ William J. Avery
                                           -------------------------------------
                                           By:      William J. Avery


                                           CONSULTANT

                                           /s/ Michael J. McKenna
                                           -------------------------------------
                                                   Michael J. McKenna



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